Exhibit 10.38(i)

AMENDMENT NUMBER ONE

TO THE

MANAGEMENT INCENTIVE PLAN

DEFERRAL OPPORTUNITY PLAN

WHEREAS, Fort James Corporation (“Fort James”) previously adopted the Management Incentive Plan Deferral Opportunity Plan (“Plan”) for a select group of management and highly compensated employees;

WHEREAS, Georgia-Pacific Corporation (“G-P”) acquired all of the stock of Fort James effective as of November 26, 2000 and, by resolution of the Board of Directors of Fort James, became the Plan Administrator of this Plan effective as of January 27, 2001;

WHEREAS, G-P desires to merge the Fort James Supplemental Deferral Plan into this Plan effective as of October 1, 2001; and

WHEREAS, G-P desires to cease all deferrals under this Plan effective as of October 1, 2001;

NOW THEREFORE, in consideration of the premises, the Plan is hereby amended as follows:

1. Effective as of October 1, 2001, the Fort James Supplemental Deferral Plan shall merge into this Plan and shall be subject to all the terms and conditions of this Plan, including but not limited to, the interest rate and benefit payment provisions.

2. All deferrals under the Plan shall cease effective as of October 1, 2001.

IN WITNESS WHEREOF, G-P has adopted and executed this Amendment Number One effective as of the 1st day of October, 2001.

GEORGIA-PACIFIC CORPORATION

BY:	/s/ Patricia A. Barnard
Patricia A. Barnard
Executive Vice President – Human Resources